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                                                                 EXHIBIT 23(a)




                   Independent Auditors' Consent
                   -----------------------------



The Board of Directors
BancTEXAS Group Inc.:

We consent to incorporation by reference in the registration statement (no. 33-42607) on Form S-8 of BancTEXAS Group Inc. of our report dated February 10, 1995, relating to the consolidated balance sheet of BancTEXAS Group Inc. and subsidiaries as of December 31, 1994, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1994, annual report on Form 10-K of BancTEXAS Group Inc.

                                    /s/ KPMG Peat Marwick LLP

                                    KPMG Peat Marwick LLP





Dallas, Texas
March 29, 1995